                          HEALTHY PLANET PRODUCTS, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                                   EXHIBIT 11




                                                  Three Months Ended  Three Months Ended

                                                      March 31, 1997   March 31, 1996
                                                      --------------   --------------

Primary earnings per share
         Net (loss) income                             $  (129,654)     $   82,366
         Dividends paid on preferred stock                    --              --
         Cumulative dividends on preferred stock              --              --
                                                       -----------      ----------

(Loss)/Income applicable to common stock               $  (129,654)     $   82,366
                                                       ===========      ==========

Shares
         Weighed average number of common
             shares outstanding                          1,827,362       1,812,362
         Add dilutive effect of conversion of
             preferred stock and outstanding
             options and warrants, as determined
             by the application of the treasury
             stock method                                     --           242,804
                                                       -----------      ----------

                                                         1,827,362       2,055,166
                                                       ===========      ==========

Primary earnings per share                             $      (.07)     $      .04
                                                       ===========      ==========

                           PART II. OTHER INFORMATION




Item 6.  Exhibits and Reports on Form 8-K

         a.     Exhibits

                None

         b.     Reports on Form 8-K

         During the quarter ended March 31, 1997, there were no reports on Form 8-K filed by the Registrant.



                                   SIGNATURES

  In accordance with the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           HEALTHY PLANET PRODUCTS, INC.
                                                   (Registrant)


DATED: May 14, 1997
                                    by:       s/ Bruce A. Wilson
                                       -----------------------------------------
                                              Bruce A. Wilson
                                              President,  Chief Executive, Chief
                                              Operating   and  Chief   Financial
                                              Officer.


                                  Page 13 of 13